For Immediate Release

U.S. ENERGY CORP. PROVIDES WILLISTON BASIN DRILLING PROGRAM UPDATES

ANNOUNCES CONTRACTING OF FULL TIME RIG FOR THE ZAVANNA DRILLING PROGRAM

RIVERTON, Wyoming – March 15, 2011 – U.S. Energy Corp. (NASDAQ Capital Market: “USEG”) (“USE” or the “Company”), today provided an update on its oil and gas drilling initiatives in the Williston Basin of North Dakota.

Rough Rider Prospect

U.S. Energy Corp. currently has 14 completed wells and 4 wells awaiting completion with Brigham.  The wells awaiting completion are as follows:

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The Brad Olson 9-16 #3H well is anticipated to begin completion operations in mid-March 2011.  The company has an approximate 31% working interest (“WI”) and an approximate 25% net revenue interest (“NRI”) in this well.

•	The Kalil Farms 14-23 #1H well is anticipated to begin completion operations in April 2011. The company has an approximate 20% WI and an approximate 16% NRI in this well.
•	The MacMaster 11-2 #1H well is anticipated to begin completion operations in May 2011. The company has an approximate 41% WI and an approximate 32% NRI in this well.
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The Hovde 33-4 #1H well well is anticipated to begin completion operations in June 2011.  The company has an approximate 25% WI and an approximate 20% NRI in this well.  The Hovde well and unit is a direct offset (to the west) of the Lloyd well and unit.  The Lloyd well recorded the Company’s highest initial production rate of over 4,000 BOE/D in January 2011.

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During the fracing of the Brad Olson 9-16 #2H well, Brigham conducted a micro seismic survey to interpret frac wing performance, and according to Brigham data indicates that frac wings appear to extend laterally approximately 500’ on either side of the well bore, or 1,000’ in total, per well.  Based on the initial results from the micro-seismic monitoring, Brigham recently announced that their findings appear to support development of at least four wells per producing horizon per 1,280 acre spacing unit, or approximately four each Bakken and Three Forks wells per spacing unit.  If this theory proves to be correct, this spacing could allow U.S. Energy Corp. to participate in an additional 43 infill Bakken wells, and 59 Three Forks wells within the 15 Brigham units.  Overall, this would suggest a total of 120 potential gross drilling locations in the Brigham program, representing a multi-year drilling inventory.

Press Release
March 15, 2011

Currently, U.S. Energy Corp. anticipates drilling four to six infill wells in its 2011 drilling program with Brigham.  Four of the infill units have been identified as the Kalil 25-36 unit, the Sedlacek 33-4 unit, the State 36-1 unit, and the Lloyd 34-3 unit.

Yellowstone and SE HR Prospects

In January 2011, Zavanna initiated a three well drilling program.  The status of that drilling program is as follows:

•	Zavanna has drilled the first well, the Cheryl 14-23 #1H, to total depth (“TD”). U.S. Energy Corp. has an approximate 34% WI and an approximate 27 % NRI in this well.
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The second well, the Olson 8-15 #1H, is currently drilling in the horizontal portion of the well bore and is nearing TD.  U.S. Energy Corp has an approximate 30% WI and an approximate 23% NRI in this well.

•	The third well, the Koufax 3-10 #1H well, is planned to be spud in early April. The Company has an approximate 13.1% WI and an approximate 10.1% NRI in this well.

Zavanna plans to fracture stimulate the wells using a slick water completion application and approximately 35 frac stages for these first three wells starting July 2011.

Subsequent to contracting the rig for the initial three wells in the program, in late February Zavanna contracted a Precision drilling rig for the 12 month period starting April 1, 2011 through March 31, 2012.  With this rig, we plan to drill approximately one well per month from April 2011 through March 2012.  It is estimated that six of the new wells will be drilled in the Yellowstone acreage block and four will be drilled in the SE HR acreage block during this time frame.  The average interest in all of the wells in the currently planned Zavanna drilling program (including the three wells mentioned above) is ~22.5% working interest and ~17.3% net revenue interest.

In the Zavanna program, the Company could participate in 31 gross 1,280 acre spacing units (at various working interests up to 35%) with the potential of 93 gross Bakken and 93 gross Three Forks wells (based on three wells per formation per unit).  If four wells per formation is proved up, the estimated well count could increase to 124 gross Bakken and 124 gross Three Forks wells combined in the 31 units.

Additionally, we recently signed an AFE to participate in the drilling of a Bakken well with Murex Petroleum Corporation in the Yellowstone AMI.  This well is a result of an acreage trade within the Yellowstone leasehold between Zavanna and Murex, whereby Murex will operate the well.  Our interest in this well is ~9% working interest and ~7% net revenue interest.  With the addition of the Murex well we are now drilling two Bakken wells in the Yellowstone acreage block.  We also anticipate that Murex will drill an additional Bakken well in the Yellowstone leasehold during 2011.

Press Release
March 15, 2011

The Company’s total estimated acreage position and drilling inventory in the Williston Basin now total ~65,170 gross and ~25,099 net acres (including Montana), with the potential for 276 gross drilling locations in our two programs (based on three Bakken and Three Forks wells per formation per unit).  Taking into account the Brigham spacing announcement that number could increase to 368 gross drilling locations, depending on ultimate spacing and continued economic viability of the Bakken and Three Forks formation.

"We are pleased that we are moving forward in completing our Brigham wells and that we are drilling ahead with Zavanna and Murex," said Keith Larsen, CEO of U.S. Energy Corp.  “At the same time, we are very pleased with the pace of development that Zavanna has put forth, deploying a full time rig for the next 12 months.  At this point in time, we anticipate participating in up to 18 gross Bakken wells this year and hope to add more, if possible,” he added.

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About U.S. Energy Corp.

U.S. Energy Corp. is a natural resource exploration and development company with a primary focus on the exploration and development of its oil and gas assets.  The Company also owns the Mount Emmons molybdenum deposit located in west central Colorado.  The Company is headquartered in Riverton, Wyoming and trades on the NASDAQ Capital Market under the symbol “USEG”.

Disclosure Regarding Forward-Looking Statements

This news release includes statements which may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "expect," "target," "goal," or similar expressions.  Forward looking statements in this release relate to, among other things, drilling and completion scheduling, per well ownership interests, and a potential increase in drilling locations per unit.  Also, as previously announced on December 14, 2010, our working interest in all of the Zavanna acreage is subject to a 30% reduction after payout in favor of Zavanna.  There is no assurance that any of the wells (referenced in this press release) will be productive.  These statements are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements.  Factors that would cause or contribute to such differences include, but are not limited to, future trends in commodity and/or mineral prices, the availability of capital, competitive factors, and other risks described in the Company's filings with the SEC (including, without limitation, the Form 10-K for the year ended December 31, 2010).  By making these forward-looking statements, the Company undertakes no obligation to update these statements for revision or changes after the date of this release.

It should also be noted that all of the working interests mentioned in this press release are subject to change based on non-consents by other working interest partners in each unit.

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For further information, please contact:

Reggie Larsen
Director of Investor Relations
U.S. Energy Corp.
1-800-776-9271
Reggie@usnrg.com